                                                     Signed Copy (with Exhibits)
                                                     Registration No. 33-______

As filed with the Securities and Exchange Commission on __________, 1996

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             COMERICA INCORPORATED
             (Exact name of registrant as specified in its charter)


                Delaware                 38-1998421
        (State of Incorporation)    (I.R.S. Employer Identification No.)


                               One Detroit Center
                        500 Woodward Avenue, 31st Floor,
                            Detroit, Michigan 48226
                                 (313) 222-3300

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        METROBANK EMPLOYEE SAVINGS PLAN
                            (Full title of the Plan)

                              Judith C. Lalka Dart
            Executive Vice President, General Counsel and Secretary
                             Comerica Incorporated
                               One Detroit Center
                        500 Woodward Avenue, 33rd Floor
                            Detroit, Michigan 48226
                                 (313) 222-3300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------


Title of securities   Amount to be    Proposed maximum offering    Proposed maximum aggregate      Amount of
to be registered      registered(1)       price per share(2)             offering price(2)      registration fee
-------------------  -------------  ---------------------------  ----------------------  ---------------------
Common Stock         10,000 shares         $40.6875                        $406,875              $ 140.31
$5.00 par value

Plan interests          (3)                 None(3)                         None(3)                  0

Rights                  (4)                 None(5)                         None(5)                  0


---------------

(1) Pursuant to Rule 416(a), this Registration Statement shall also be deemed to cover any additional securities to be offered or issued in connection with terms of the above-referenced Plan which provide for changes in the amount of securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Pursuant to Rule 457(c), the offering price is based on the average high and low prices of the common stock as reported on the New York Stock Exchange Composite Tape on February 7, 1996 ($40.6875 per share).
(3) Pursuant to Rule 416(c), to the extent that interests in the above-referenced Plan constitute separate securities required to be registered, this Registration Statement registers an indeterminate amount of such Plan interests.
(4) The Rights are not presently separable from the shares of Common Stock or exercisable. The number of Rights per share of Comerica Stock is subject to adjustment in the event of stock splits, stock-on-stock dividends or similar events. Currently, each share of Common Stock carries 2/9 of one Right.
(5)     No separate consideration will be received for the Rights.

                               EXPLANATORY NOTE


     Effective January 16, 1996, registrant acquired Metrobank, a California state chartered bank ("Metrobank"). Metrobank sponsors the plan referenced on the cover page of this Registration Statement (the "Metrobank Plan"). Registrant intends to continue the Metrobank Plan for a temporary period and to offer registrant's common stock, $5.00 par value, as an investment option under the Metrobank Plan. The registrant is filing this Registration Statement with respect to registrant's common stock to be issued under the Metrobank Plan.

                                    PART II

               INFORMATION NOT REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, heretofore filed by Comerica Incorporated ("Comerica") with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:
     1.   Annual Report on Form 10-K for the year ended December 31,
          1994.
     2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1994.
     3. The description of Comerica's common stock, par value $5.00 per share, contained in the Amendment No. 1 to Registration Statement on Form S-4 filed August 16, 1995 (Commission File Number 33-61487).
     The Annual Report on Form 11-K of the Metrobank Plan for the year ended December 31, 1994, heretofore filed by the Metrobank Plan with the Securities and Exchange Commission, also is incorporated in this Registration Statement by reference.
     All documents filed with the Commission by Comerica or the Metrobank Plan pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
ITEM 4.  DESCRIPTION OF SECURITIES.
     Not applicable.
ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
     Not applicable.
ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     The General Corporation Law ("GCL") of the State of Delaware provides that a Delaware corporation, such as Comerica, may indemnify a director or officer against his or her expenses and judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding (other than an action by or in the right of the corporation) involving such person by reason of the fact that such person is or was a director or officer, concerning actions taken in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, without reasonable cause to believe his or her conduct was unlawful. The GCL also provides that in a derivative action, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred to the extent that such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such director or officer is adjudged to be liable to the corporation unless and only to the extent that the court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. The GCL also generally permits the advancement of a director's or officer's expenses, including by means of a mandatory charter or bylaw provision to that effect, in lieu of requiring the authorization of such advancement by the Board of Directors in specific cases. Section 12 of Article V of Comerica's bylaws implements such provisions and provides as follows:
                         INDEMNIFICATION AND INSURANCE
                   (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Any person who is or was an agent of the Corporation may be indemnified to the same extent as hereinabove provided. In addition, in the event any such action, suit or proceeding is threatened or instituted against a spouse to whom a director or officer is legally married at the time such director or officer is covered under the indemnification provided herein, which action, suit or proceeding arises solely out of his or her status as the spouse of a director or officer, including, without limitation, an action, suit or proceeding that seeks damages recoverable from marital community property of the director or officer and his or her spouse, property owned jointly by them or property purported to have been transferred from the director or officer to his or her spouse, the spouse of the director or officer shall be indemnified to the same extent as hereinabove provided. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, raise any inference that he or she had reasonable cause to believe that his or her conduct was unlawful.

              (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any person who is or was an agent of the Corporation may be indemnified to the same extent as hereinabove provided. In addition, in the event any such action or suit is threatened or instituted against a spouse to whom a director or officer is legally married at the time such director or officer is covered under the indemnification provided herein which action or suit arises solely out of his or her status as the spouse of a director or officer, including, without limitation, an action or suit that seeks damages recoverable from marital community property of the director or officer and his or her spouse, property owned jointly by them or property purported to have been transferred from the director or officer to his or her spouse, the spouse of the director or officer shall be indemnified to the same extent as hereinabove provided.
                   (c) To the extent that a director, officer, spouse of the
              director or officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.
                   (d) Any indemnification under subsections (a) and (b) of
              this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, spouse of the director or officer, employee, or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel chosen by the entire Board of Directors, subject to the reasonable satisfaction of the party seeking indemnification, in a written opinion, or (3) by the shareholders.
                   (e) Expenses (including attorney's fees) incurred by an
              officer, director, or spouse of an officer or director, in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or spouse to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorney's fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.
                   (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.
                   (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, spouse of a director or officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section.
                   (h) For the purposes of this Section, references to "the
              Corporation" include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, spouses of directors or officers, and employees or agents, so that any person who is or was a director, officer, spouse of a director or officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
                   (i) For purposes of this Section, references to "other
              enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a persons with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.
                   (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and with respect to any spouse of a director or officer, shall continue following the time the director or officer spouse ceases to be a director or officer even if the marriage of the individuals terminates prior to the end of the period of coverage, and shall inure to the benefit of the heirs, executors and administrators of such a person.
     On July 21, 1995, the Corporation amended Section 8(d) of its bylaws to provide that until June 18, 1998, there shall be an Indemnification Committee consisting of all of the directors of the Corporation immediately prior to June 18, 1992. The Indemnification Committee is to make all determinations necessary with respect to the Corporation's indemnification obligations pursuant to the Corporation's bylaws prior to June 18, 1992.
     Pursuant to an Agreement and Plan of Merger dated as of October 27, 1991, between the Corporation and Manufacturers National Corporation, the Corporation has agreed to indemnify each person who was an officer or director of Manufacturers National Corporation against liabilities arising by reason of such person's status as a director or officer of Manufacturers National Corporation prior to its merger with the Corporation on June 18, 1992 to the extent Manufacturers National Corporation would have been permitted to indemnify such person. Any former director or officer of Manufacturers National Corporation who is now a director or officer of the Corporation is entitled to this protection. Until June 18, 1998, a committee composed of all individuals who were directors of Manufacturers National Corporation on June 18, 1992 shall make all determinations required to fulfill the Corporation's indemnification obligations under this paragraph.
     Section 102(b)(7) of the GCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the GCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or
(iv) for any transaction from which the director derived an improper personal benefit. At the 1987 Annual Meeting of Comerica's shareholders, the shareholders approved an amendment to Comerica's Restated Certificate of Incorporation to include such a provision.
     Comerica has entered into Indemnification Agreements (the "Agreements") with each of its directors pursuant to which Comerica agrees (i) to indemnify each such director to the fullest extent permitted by any combination of (a) the benefits provided by the indemnification provisions of Comerica's bylaws as in effect on the date of such Agreement, (b) the benefits provided by the indemnification provisions of Comerica's bylaws in effect at the time such indemnified costs are incurred by such director, (c) the benefits allowable under the GCL in effect at the date of such Agreement or as the same may be amended (but in the case of any such amendment, only to the extent that such amendment permits Comerica to provide broader indemnification than such law permits Comerica to provide prior to such amendment), (d) the benefits allowable under the law of the jurisdiction under which Comerica is organized at the time such indemnified costs are incurred by such director, (e) the benefits available under any Directors' and Officers' Insurance or other liability insurance obtained by Comerica, and (f) the benefits available to the fullest extent authorized to be provided to such director by Comerica under the non-exclusivity provisions of the bylaws of Comerica and the GCL, against liability and expenses incurred by reason of such person serving as a director or officer of Comerica or at Comerica's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or with respect to employee benefit plans; (ii) to advance certain expenses to such persons; and (iii) except under certain circumstances, to purchase and maintain in effect one or more Directors' and Officers' insurance policies.
     No indemnification, reimbursement, or payments are required of Comerica under the Agreements (except to the extent it is provided from policies of insurance carried by Comerica): (1) with respect to any claim as to which such director is finally adjudged by a court of competent jurisdiction to (a) have acted in bad faith, (b) be liable for acts or omissions which involve intentional misconduct, a knowing violation of law or of such director's duty of loyalty to Comerica or its shareholders, (c) have authorized a redemption or dividend on Comerica's stock which is prohibited by Delaware law, or (d) have effected any transaction from which such director has derived an improper personal benefit within the meaning of Section 102(b)(7) of the GCL, except to the extent that such court, or another court having jurisdiction, determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such director is fairly and reasonably entitled to indemnity for such indemnified costs as the court deems proper; (2) with respect to any payment determined by final judgment of a court, or other tribunal having jurisdiction over the question, to be unlawful; and (3) with respect to any obligation of such director under
Section 16(b) of the Securities Exchange Act of 1934, as amended.
     Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of Comerica out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.
ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
     Not applicable.
ITEM 8.  EXHIBITS.
     The following documents are attached hereto or incorporated herein by reference as exhibits to this Registration Statement:

 Exhibit
  Number                         Description of Document
-------                          -----------------------

   4.1 Restated Certificate of Incorporation of Comerica Incorporated, as amended (incorporated herein by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 - Commission File Number 0-7269).
   4.2 Amended and restated bylaws of Comerica Incorporated (incorporated herein by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 - Commission File Number 0-7269).
   4.3 Rights Agreement between Comerica Incorporated and Comerica Bank (incorporated herein by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 1987 - Commission File No. 0-7269).
   4.4  First Amendment to the Rights Agreement between Comerica
        Incorporated and Comerica Bank (incorporated herein by reference to Exhibit 1.1 of Registrant's Form 8 filed November 1, 1991, Commission File Number 0-7269).
   4.5  Issuing and Paying Agency Agreement between Comerica Bank, as
        Issuer and Comerica Bank, as Agent (incorporated herein by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, Commission File Number 0-7269).
   4.6 Specimen of certificate for Registrant's common stock, $5.00 par value (incorporated herein by reference to Exhibit 4(a) of Registrant's

        Registration Statement on Form S-3 dated May 29, 1991, Commission File Number 33-40921).
   4.7  The Metrobank Plan, consisting of the Metrobank Employee Savings
        Plan, restated effective January 1, 1989, First Amendment thereto and Second Amendment thereto.
   5.1 Opinion and Consent of John P. Sheridan as to the legality of the securities being registered.
   5.2  Copy of Internal Revenue Service determination letter dated
        November 9, 1995 indicating that the Metrobank Plan is qualified under
        Section 401 of the Internal Revenue Code.
   15   N/A
   23.1 Consent of Ernst & Young LLP, independent auditors.
   23.2 Consent of John P. Sheridan, legal counsel (contained in Exhibit
        5.1).
   24 Powers of Attorney (contained in the signature pages of this Registration Statement).

   28   N/A
   99   N/A

ITEM 9. UNDERTAKINGS.
     A.  The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
                   (i) To include any prospectus required by Section 10(a)(3)
              of the Securities Act of 1933;
                   (ii) To reflect in the prospectus any facts or events
              arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
                   (iii) To include any material information with respect to
              the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
     Provided, however, that paragraphs A(1)(i) and A(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan on January 18, 1996.

                                                     COMERICA INCORPORATED



                                                     By:/S/Eugene A. Miller
                                                     ----------------------
                                                        Eugene A. Miller
                                                        Chairman and Chief
                                                        Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below. By so signing, each of the undersigned, in his or her capacity as a director or officer, or both, as the case may be, of the registrant, does hereby appoint Eugene A. Miller, John D. Lewis, Arthur W. Hermann, and Judith C. Dart, and each of them severally, his or her true and lawful attorney to execute in his or her name, place and stead, in his or her capacity as a director or officer, or both, as the case may be, of the registrant, any and all amendments to this Registration Statement and post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and

Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.

[CAPTION]

       Signatures                                                 Title                           Date
       ----------                                                 -----                           ----
(1) Principal Executive Officer:

/S/  Eugene A. Miller                                      Chairman and Chief                     January 18, 1996
---------------------------------------                    Executive Officer
     Eugene A. Miller

(2) Principal Financial Officer:

/S/   Ralph W. Babb, Jr.                                   Executive Vice President               January 18, 1996
---------------------------------------                    and Chief Financial Officer
      Ralph W. Babb, Jr.

(3) Principal Accounting Officer:

 /S/  Arthur W. Hermann                                    Senior Vice President                  January 18, 1996
---------------------------------------                    and Principal Accounting Officer
      Arthur W. Hermann

(4) Directors:

/S/   E. Paul Casey                                        Director                               January 18, 1996
---------------------------------------
      E. Paul Casey


/S/   James F. Cordes                                      Director                               January 18, 1996
---------------------------------------
      James F. Cordes

/S/   J. Philip DiNapoli                                   Director                               January 18, 1996
---------------------------------------
      J. Philip DiNapoli

/S/   Max M. Fisher                                        Director                               January 18, 1996
---------------------------------------
      Max M. Fisher

/S/   John D. Lewis                                        Director                               January 18, 1996
---------------------------------------
      John D. Lewis


---------------------------------------                    Director
      Patricia Shontz Longe, Ph.D.

/S/   Wayne B. Lyon                                        Director                               January 18, 1996
---------------------------------------
      Wayne B. Lyon

/S/   Gerald V. MacDonald                                  Director                               January 18, 1996
---------------------------------------
      Gerald V. MacDonald

/S/   Eugene A. Miller                                     Director                               January 18, 1996
---------------------------------------
      Eugene A. Miller

/S/   Michael T. Monahan                                   Director                               January 18, 1996
---------------------------------------
      Michael T. Monahan

/S/   Alfred A. Piergallini                                Director                               January 18, 1996
---------------------------------------
      Alfred A. Piergallini

/S/   Alan E. Schwartz                                     Director                               January 18, 1996
---------------------------------------
      Alan E. Schwartz

/S/   Howard F. Sims                                       Director                               January 18, 1996
---------------------------------------
      Howard F. Sims


     The Metrobank Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the employee benefit plan) have caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on January 18, 1996.


                                                   METROBANK EMPLOYEE
                                                   SAVINGS PLAN


                                              /S/  John P. Sheridan
                                              -------------------------------
                                              By:  John P. Sheridan
                                                   Vice President
                                                   Comerica Incorporated

                                 EXHIBIT INDEX


                                                                   Page in
                                                                Sequentially
Exhibit Number         Description of Document                  Numbered Copy
--------------         -----------------------                  -------------

    4.7         The Metrobank Plan, consisting of the
                Metrobank Employee Savings Plan, restated effective January 1, 1989, First Amendment thereto and Second Amendment thereto.

    5.1 Opinion and consent of John P. Sheridan, legal counsel

    5.2         Copy of Internal Revenue Service
                determination letter dated November 9, 1995 indicating that the Metrobank Plan is qualified under Section 401 of the Internal
                Revenue Code

   23.1         Consent of Ernst & Young LLP
                independent auditors